                                                                     EXHIBIT 3.1

[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                           COMMERCIAL CAPITAL BANCORP

          I, the undersigned, for the purpose of incorporating and organizing a corporation under Chapter 78 of the Nevada Revised Statutes, do hereby certify as follows:

          First:      The name of the corporation (the "Corporation") is:

                           Commercial Capital Bancorp

          Second:     The address of the Corporation's Resident Agent in the
State of Nevada is 318 North Carson Street, Suite 208, Carson City, Nevada 89701. The name of the Corporation's Resident Agent at such address is Paracorp Incorporated.

          Third:      The nature of the business or purpose of the Corporation
is as follows:

                  To engage in any lawful act or activity for which the Corporation may be organized under the Nevada Revised Statutes.

          Fourth:     (a) The Corporation is authorized to issue two classes of
shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 100,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000. The par value of the Preferred Stock shall be $.001 per share, and the par value of the Common Stock shall be $.001 per share. Each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

                      (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series.

          Fifth:      The name and mailing address of the Incorporator is Nancy
Gaches, 318 North Carson Street, Suite 208, Carson City, Nevada 89701. The powers and liabilities of the Incorporator terminate upon the filing of these Articles of Incorporation.

          Sixth:      The first Board of Directors shall consist of 3 members
and the names and addresses are as follows of the persons who are to serve as the initial directors of the Corporation until their successors are elected as provided by law and the Corporation's Bylaws:

          Stephen H. Gordon              David S. DePillo
          One Venture, Suite 300         One Venture, Suite 300
          Irvine, CA 92618               Irvine, CA 92618

          Scott F. Kavanaugh
          One Venture, Suite 300
          Irvine, CA 92618

          Seventh:    The Corporation shall have perpetual existence.

          Eighth:     The stockholders, officers or directors of the Corporation shall not be personally liable for the payment of the Corporation's debts except as they may be liable by reason of their own conduct or acts.

          Ninth:      The Board of Directors is expressly authorized and
empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws of the Corporation.

          Tenth:      The Corporation reserves the right at any time and from
time to time to amend, alter, change or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences or privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its Present form or as hereafter amended are granted subject to the rights now reserved in this Article.

          Eleventh:   The Corporation expressly elects to be governed by
Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time.

          Twelfth:    No director or officer shall be liable to the Corporation
or its stockholders for monetary damages for breach of fiduciary duty, provided that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada Revised Statutes.

          Thirteenth: Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation, except as otherwise required by the Nevada Revised Statutes. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

          Fourteenth: The Corporation shall, to the fullest extent permitted by
Section 78.751 of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 78.751, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Fifteenth: The Board of Directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II, and Class III. At the first annual meeting of shareholders after this Article Fifteenth becomes effective, eleven (11) directors shall be elected to the Board, to be comprised of 3 Class I directors, 4 Class II directors and 4 Class III directors. At such first annual meeting, Class I directors shall be elected for a term expiring at the next succeeding annual meeting thereafter, Class II directors shall be elected for a term expiring at the second next succeeding annual meeting thereafter, and Class III directors shall be elected for a term expiring at the third next succeeding annual meeting thereafter. Thereafter, the numbers of each class shall be elected for a term of three years and until their successors are elected and qualified. The terms of all directors in a class shall expire simultaneously. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

          Should the number of directors of the Corporation be reduced, the directorships eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible. The Board of Directors shall designate, by the name of the incumbents, the positions to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible.

          At subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. After the first annual meeting, directors elected at each successive annual meeting shall be elected for a term expiring with the annual meeting of shareholders three years thereafter.

          The election of directors shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder.

          Sixteenth: The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

          A.1. Except as otherwise expressly provided in this Article Sixteenth, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series), shall be required in order to authorize any of the following:

                (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

                (b) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

                (c) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person, other than pursuant to a stock option approved by the Board of Directors;

                (d) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

                (e) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

                (f) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

          A.2. Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

          A.3. The term "Business Combination" as used in this Article Sixteenth shall mean any transaction which is referred to in any one or more of Sections A(1)(a) through (f) above.

          B. The provisions of Section A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a majority vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

          C. For the purposes of this Article Sixteenth the following definitions apply:

                1. The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                2. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                3. The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred on them.

          Seventeenth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal alter, amend and rescind the Bylaws of the Corporation by a majority vote of the board. Notwithstanding any other provision of these Articles (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

          Eighteenth: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles Fifteenth, Sixteenth, Seventeenth and this Article Eighteenth may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to Chapter 78 of the Nevada Revised Statutes, do hereby make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly have hereunto set my hand on the 17th day of June, 1999.


                                           /s/ Nancy Gaches
                                           -------------------------------------
                                           Name: Nancy Gaches
                                           Title: Incorporator

          This instrument was acknowledged before me on June 17th 1999, by NANCY GACHES as incorporator of Commercial Capital Bancorp.


                                           /s/ Michele Calkins
                                           -------------------------------------
                                           Notary Public Signature
[SEAL]
                                           (affix notary stamp or seal)


                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT OF RESIDENT AGENT

          Paracorp Incorporation hereby accepts appointment as Resident Agent for the above-named corporation.


                                           Paracorp Incorporated

                                           By: /s/ Nancy A. Gaches
                                               ---------------------------------
                                               Name: for Paracorp Inc.
                                               Title:

[LOGO]

[SEAL]

                                 STATE OF NEVADA
                         FINANCIAL INSTITUTIONS DIVISION
                       DEPARTMENT OF BUSINESS AND INDUSTRY
                          406 E. Second Street, Suite 3
                         Carson City, Nevada 89701-4758
                    (775) 687-4259    .   Fax (775) 687-6909

KENNY GUINN                                                    L. SCOTT WALSHAW
 Governor                      www.state/nv/us/b&i/fi/           Commissioner

June 14, 1999

Richard E Knecht
Knecht & Hansen
1301 Dove Street Suite 900
Newport Beach CA 92660

Ref:    Commercial Capital Bancorp

Dear Mr. Knecht,

This Division has received your request for approval to use in Nevada for the formation of a Bank Holding Company, the name Commercial Capital Bancorp.

Nevada Revised Statute (NRS) 666.115 would require the application and approval of the Commissioner to form a Bank Holding Company in Nevada. However the provisions of NRS 666.070 would make the requirements of NRS 666.115 inapplicable, if the Bank Holding Company being formed will (1) only own national bank within this state; or (2) only controls a bank in a state other than Nevada.

Provided the provisions of NRS 666.070 would apply to Commercial Capital Bancorp, this Division has no objection to the filing in Nevada, of Commercial Capital Bancorp. You may provide a copy of this letter to the Nevada Secretary of State's office evidencing our Division's non-objection to the use of the above referenced name.


Sincerely,


/s/ Burns Baker
Burns Baker
Deputy Commissioner


CC:     L. Scott Walshaw

[SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           COMMERCIAL CAPITAL BANCORP

          Stephen H. Gordon, David S. DePillo and Scott F. Kavanaugh certify that:

          1. They constitute the entire Board of Directors of Commercial Capital Bancorp, a Nevada corporation (the "Corporation").

          2.    They constitute all of the shareholders of the Corporation.

          3. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on June 18, 1999.

          4. Article First of the Corporation's Articles of Incorporation is hereby amended and restated in its entirety as follows:

          FIRST:      The name of the corporation (the "Corporation") is:

                      Commercial Capital Bancorp, Inc.

          5. Article Fifteenth of the Corporation's Articles of Incorporation is hereby amended and restated in its entirety as follows:

          FIFTEENTH:

          (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be specified in the manner set forth in the bylaws of the Corporation.

          (b) In the event that the authorized number of directors shall be fixed at (9) or more, the board of directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors as nearly as practicable to one-third of the total number and directors. Directors in Class I shall initially serve for a term expiring at the next Annual Meeting of Shareholders following the creation of such Class I. Directors in Class II shall initially serve for a term expiring at second Annual Meeting of Shareholders following the creation of such Class II. Directors in Class III shall initially serve for a term expiring at the third Annual Meeting of Shareholders following the creation of such Class III. Thereafter, each director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six(6), but less that nine(9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall resign, die, become disqualified or disable, or shall otherwise be removed.

          (c) At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order to more nearly achieve equality in the number of directors among the classes.

          (d) Notwithstanding the rule that the classes shall be nearly equal to number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term, or until such director's earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

          6. The foregoing amendments of the Corporation's Articles of Incorporation have been duly approved by the Corporation's board of directors and shareholders.

          IN WITNESS WHEREOF, we set our hands this 22nd day of December 2000.


                                     /s/ Stephen H. Gordon
                                     ---------------------------------
                                     Stephen H. Gordon, Chairman & CEO


                                     /s/ David S. DePillo
                                     ---------------------------------
                                     David S. DePillo, President & COO


                                     /s/ Scott F. Kavanaugh
                                     ---------------------------------
                                     Scott F. Kavanaugh,
                                     Executive VP, Treasurer, & Asst. Secretary